SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


     Date of Report (Date earliest event reported) August 15, 2001


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identification
                                                     No.
1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000




Form 8-K


Item 5.Other Events

On August 15, 2001, Entergy's domestic non-utility nuclear business agreed to purchase the 510 MW Vermont Yankee Nuclear Power Plant in Vernon, Vermont from Vermont Yankee Nuclear Power Corporation (VYNPC) for $180 million, to be paid in cash upon closing. Entergy will receive the plant, nuclear fuel, inventories and related real estate. The liability to decommission the plant, as well as related decommissioning trust funds of approximately $280 million, will also be transferred to Entergy. Under a 10-year power purchase agreement (PPA) executed in conjunction with the transaction, Entergy will sell 100% of the plant's output up to 510 MW to VYNPC's owner-utilities. The PPA includes an adjustment clause whereby the prices specified in the PPA will be adjusted downward annually, beginning in 2006, if power market prices drop below the PPA prices. Management expects to close the transaction by the spring of 2002, pending the approvals of the NRC, the Public Service Board of Vermont, and other regulatory agencies.

Item 7.   Financial Statements, Pro Forma Financial Statements and
Exhibits

     (c) Exhibits.

   Exhibit                       Description
     No.
     99.1    Release, dated August 15, 2001, issued by Entergy.
     99.2    Release, dated August 15, 2001, issued by Entergy.



Item 9.   Regulation FD Disclosure

Entergy Corporation

     On August 15, 2001, Entergy Corporation ("Entergy") issued two public announcements, which are attached as exhibits hereto and incorporated herein by reference.


                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Entergy Corporation


                                        By:  /s/ Nathan E. Langston
                                             Nathan E. Langston
                                             Vice President and
                                             Chief Accounting Officer



Dated: August 15, 2001